                                  SCHEDULE 14C
                                 (RULE 14c-101)

                 INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14c INFORMATION
               INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[ ]      Preliminary information statement    [ ] Confidential, for use of the
                                                  Commission only (as permitted
                                                  by Rule 14c-5(d)(2))
[x]      Definitive information statement

                              DI INDUSTRIES, INC.
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[x]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         (1)     Title of each class of securities to which transaction applies:

         ________________________________________________________________________________________________________________
         (2)     Aggregate number of securities to which transaction applies:

         ________________________________________________________________________________________________________________
         (3)     Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
                 (set forth the amount on which the filing fee is calculated and state how it was determined):

         ________________________________________________________________________________________________________________
         (4)     Proposed maximum aggregate value of transaction:

         ________________________________________________________________________________________________________________
         (5)     Total fee paid:

         ________________________________________________________________________________________________________________

[ ]      Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)     Amount Previously Paid:

         ________________________________________________________________________________________________________________
         (2)     Form, Schedule or Registration Statement No:

         ________________________________________________________________________________________________________________
         (3)     Filing Party:

         ________________________________________________________________________________________________________________
         (4)     Date Filed:

         ________________________________________________________________________________________________________________

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                              DI INDUSTRIES, INC.
                        10370 RICHMOND AVENUE, SUITE 600
                              HOUSTON, TEXAS 77042

                               ------------------

                             INFORMATION STATEMENT
                                   REGARDING
                            CONSENT OF SHAREHOLDERS
                             GIVEN ON JULY 14, 1997

                               ------------------

         This Information Statement contains, or incorporates by reference, certain statements that may be deemed "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements, other than statements of historical facts so included in this Information Statement that address activities, events or developments that the Company expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are based on certain assumptions and analyses made by management of the Company in light of its experience and its perception of historical trends, current conditions, expect future developments and other factors it believes to be appropriate. The forward-looking statements included in this Information Statement are also subject to a number of material risks and uncertainties. Prospective investors are cautioned that such forward-looking statements are not guarantees of future performance and that actual results, developments and business decisions may differ from those envisaged by such forward-looking statements.

         This Information Statement is being furnished to the shareholders of DI Industries, Inc., a Texas corporation (the "Company"), in connection with the recently executed written consents of certain of the Company's shareholders relating to an amendment to the Company's Articles of Incorporation (the "Charter"). The Board of Directors of the Company (the "Board"), at a special meeting of the Board of Directors held on July 8, 1997, and certain shareholders of the Company (the "Consenting Shareholders") who own shares which together represent 52.2% of the issued and outstanding shares of the Company's common stock, par value $.10 per share (the "Common Stock"), by written consent dated July 14, 1997, approved an amendment to the Charter to change the name of the Company to "Grey Wolf, Inc." (the "Amendment").
Articles of Amendment effecting the Amendment (the "Articles of Amendment") will be filed with the Texas Secretary of State on September 15, 1997.

         ACCORDINGLY, YOUR CONSENT IS NOT REQUIRED FOR PASSAGE OF THE AMENDMENT AND IS NOT BEING SOLICITED BY THE COMPANY. IN ADDITION, THE COMPANY IS NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY. NO MEETING IS BEING HELD; THIS INFORMATION STATEMENT IS BEING SENT TO INFORM YOU OF THE AMENDMENT AS REQUIRED BY FEDERAL SECURITIES LAWS.

         This Information Statement concerning the Articles of Amendment is being mailed on or about August 25, 1997 to all shareholders of record. The Board has fixed the close of business on July 15, 1997, as the record date (the "Record Date") for the determination of shareholders entitled to notice of the Amendment. As of the Record Date, there were outstanding 151,540,991 shares of Common Stock of the Company.

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth certain information as of June 30, 1997 regarding the beneficial ownership of the Common Stock by (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) directors of the Company, and (iii) all directors and executive officers of the Company as a group.

Shares Beneficially Owned

                                                                                   Shares Beneficially Owned
                                                                                       at June 30, 1997
                                                                                  ----------------------------
                          Name and Address of Beneficial
                             Owner, Identity of Group                                  NUMBER          PERCENT
                          -----------------------------                           -----------------    -------
         The Somerset Group(1),(2)                                                35,579,978(3),(4)     23.5%
            Somerset Capital Partners  . . . . . . . . . . . . . . . . .          35,423,978(5)         23.4%
            Somerset Drilling Associates, L.L.C. . . . . . . . . . . . .          29,962,223            19.8%
            69 Delaware Avenue
            Buffalo, New York 14202

         The Drilling Group(1)(2)  . . . . . . . . . . . . . . . . . . .          18,730,105            12.4%
            Norex Industries, Inc. . . . . . . . . . . . . . . . . . . .          18,730,105(6)         12.4%
            P.O. Box HM 429
            Hamilton, HM, BX, Bermuda

         The Mullen/Oliver Group(1),(2): . . . . . . . . . . . . . . . .          26,371,117(3)(4)      17.4%
            Mike L. Mullen . . . . . . . . . . . . . . . . . . . . . . .          11,480,503(7)          7.6%
            8411 Preston Road, Suite 730-LB2
            Dallas, Texas 75225

            Mike Mullen Energy Equipment Resources, Inc. . . . . . . . .           7,373,620             4.9%
            8411 Preston Road, Suite 730-LB2
            Dallas, Texas 75225

         Directors:
            Ivar Siem  . . . . . . . . . . . . . . . . . . . . . . . . .          19,296,105(8)(9       12.7%
            Lucien Flournoy  . . . . . . . . . . . . . . . . . . . . . .           7,127,555(10)         4.7%
            Peter M. Holt  . . . . . . . . . . . . . . . . . . . . . . .             175,000(8)          *
            Roy T. Oliver, Jr.(1),(2)  . . . . . . . . . . . . . . . . .          15,778,306(8)(11)     10.4%
            Steven A. Webster(1),(2) . . . . . . . . . . . . . . . . . .          35,499,978(8)(12)     23.4%
            William R. Ziegler(1),(2)  . . . . . . . . . . . . . . . . .          35,503,978(8)(13)     23.4%
            William T. Donovan . . . . . . . . . . . . . . . . . . . . .             585,938(14)         *
            James K.B. Nelson  . . . . . . . . . . . . . . . . . . . . .           4,694,091(15)         3.1%

         Directors and executive officers as a group (16 persons): . . .          83,632,209            55.2%

----------------
*    Less than one percent.

(1) The Somerset Group, the Drilling Group and the Mullen/Oliver Group are three subgroups that comprise one group (the "Shareholder Group") made up of entities and persons who are party, or in control of such parties, to the Shareholder's Agreement dated May 7, 1996, amended June 11, 1996, and effective as of August 29, 1996 (the "Shareholder Agreement"). These entities or persons include: (i) Somerset Drilling Associates, L.L.C. ("SDA"), Somerset Capital Partners ("SCP"), and the three general partners of SCP, who are Thomas H. O'Neill, Jr., Steven A. Webster, and William R. Ziegler (collectively, the "Somerset Group"); (ii) Roy T. Oliver, Jr., U.S. Rig & Equipment, Inc., an Oklahoma corporation ("USRE"), Mike Mullen Energy Equipment Resource, Inc., a Texas corporation ("MMEER"), GCT Investments, Inc., a Texas corporation ("GCT"), Mike L. Mullen, and La Patagonia Offshore, Inc., a Texas corporation ("LPO"), (collectively, the "Mullen/Oliver Group"); and (iii) Norex Drilling Ltd., a Bermuda corporation ("Norex Drilling"), Pronor Holdings Ltd., a British Virgin Islands corporation ("Pronor"), Norex Industries, Inc., a Cayman Islands company, Prosperity Investments Inc., a British Virgin Islands company, Kristian Siem and Frank Capstick (collectively, the "Drilling Group"). Pursuant to the Shareholder Agreement, the parties agreed that the nominees that each of the Somerset Group, the Drilling Group and the Mullen/Oliver Group is entitled under certain circumstances to designate to the Board of Directors, will be selected by the vote of such parties, as will two additional independent, nonemployee directors. Messrs. Siem, Oliver and Ziegler have been designated by the Drilling Group, the Mullen/Oliver Group and the Somerset Group, respectively. With respect to shares of Common Stock acquired after August 29, 1996, certain provisions in the Shareholder Agreement limit the parties' voting power to their voting power as of August 29, 1996. In general, the Shareholder Agreement terminates on August 29, 2000, unless terminated earlier upon the occurrence of certain circumstances (e.g. two or more of the subgroups owning less than 7.5% of the outstanding Common Stock).

(2) Each of the members of the Somerset Group, the Mullen/Oliver Group and the Drilling Group may be deemed to constitute a "group" within the meaning of the Exchange Act by virtue of the fact that the shares of Common Stock of the Company beneficially owned by them are held subject to the Shareholder Agreement; and if acting together, the Shareholder Group may be deemed to beneficially own all of the 80,681,200 shares of Common Stock owned by the individual members of the Shareholder Group, or approximately 53.3% of the outstanding Common Stock. Each of the members of the Somerset Group, the Mullen/Oliver Group and the Drilling Group disclaims beneficial ownership of the shares of Common Stock owned, controlled or deemed to be owned or controlled by any members of each of the other "subgroups." Furthermore, Kristian Siem and Frank Capstick disclaim beneficial ownership of the shares of Common Stock owned, controlled or deemed to be owned or controlled by members of the Drilling Group.
(3) Does not include shares of Common Stock that members of the Somerset Group and Mullen/Oliver Group may have rights to acquire upon exercise of warrants. Such rights, if any, to acquire shares of Common Stock pursuant to such warrants are contingent upon the occurrence of events not within the control of the members of the Somerset Group and Mullen/Oliver Group.
(4) Includes shares of Common Stock underlying outstanding options granted to Company directors who are members of the named group. See note 1 above and note 8 below.
(5) Includes 5,461,755 shares of Common Stock owned by SCP, and 29,962,223 shares of Common Stock beneficially owned through SDA of which SCP is the managing member.
(6) Represents shares of Common Stock beneficially owned by Norex Industries, Inc. through its wholly-owned subsidiaries, Norex Drilling and Pronor.
(7) Includes shares of Common Stock beneficially owned through the following entities controlled by Mr. Mullen: MMEER--7,373,620; GCT--3,219,191; and LPO--887,692.
(8) Includes the following number of shares of Common Stock which the named individual has the right to acquire upon exercise of currently exercisable stock options: Mr. Siem--566,000; Mr. Holt--75,000; Mr. Oliver--75,000; Mr. Webster--75,000; and Mr. Ziegler--75,000.
(9) Includes 18,730,105 shares of Common Stock beneficially owned through Norex Industries, Inc., of which Mr. Siem is a director. He is also one of five potential beneficiaries in a trust which controls Norex Industries, Inc. Mr. Siem disclaims beneficial ownership of these 18,730,105 shares.
(10) Includes 4,229,811 shares of Common Stock owned by Mr. Flournoy and 2,897,744 shares of Common Stock beneficially owned through his wife.
(11) Includes 12,155,612 shares of Common Stock owned by Mr. Oliver, 2,660,002 shares of Common Stock beneficially owned through USRE, which is wholly-owned and controlled by him, and 887,692 shares of Common Stock beneficially owned through LPO, jointly-owned and controlled by Mr. Oliver.
(12) Includes 1,000 shares of Common Stock owned by Mr. Webster, and 35,423,978 shares of Common Stock beneficially owned through SCP, of which Mr. Webster is a general partner.
(13) Includes 5,000 shares of Common Stock owned by Mr. Ziegler, and 35,423,978 shares of Common Stock beneficially owned through SCP, of which Mr. Ziegler is a general partner.
(14) Includes 268,660 shares held by a limited partnership comprised of Mr. Donovan and members of his family. (15) Includes 3,129,798 shares held by Felicity Ventures, Ltd., a limited partnership comprised of Mr. Nelson and members of his family.

                             ARTICLES OF AMENDMENT

     The Company recently completed the acquisition of Grey Wolf Drilling Company ("Grey Wolf") through the merger of Grey Wolf with and into Drillers, Inc., a Texas corporation and a wholly-owned subsidiary of the Company, pursuant to a Plan and Agreement of Merger dated March 7, 1997 (the "Merger Plan"). As part of the Merger Plan, the Board of Directors agreed to submit a proposal to its shareholders to change the Company's name to include the words "Grey Wolf." Knowing that the Company would be required to submit the name change to its shareholders through their respective representatives on the Board of Directors, the Consenting Shareholders executed written consents to save the Company the time and expense of a proxy or consent solicitation. The Board and the Consenting Shareholders believe that the name "Grey Wolf Drilling Company" has significant goodwill and that the adoption of the name "Grey Wolf, Inc." will provide the Company with increased name recognition.

ADOPTION OF ARTICLES OF AMENDMENT

     By written consent dated July 14, 1997, the Consenting Shareholders gave their written consent to the adoption of the Amendment and the subsequent filing of the Articles of Amendment with the Texas Secretary of State on September 15, 1997. THEREFORE, NO FURTHER SHAREHOLDER CONSENTS ARE REQUIRED.

                                             By Order of the Board of Directors,


                                             T. Scott O'Keefe
                                             Secretary
Houston, Texas
August 25, 1997





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